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                                                                   Exhibit 10.11

                              INVESTMENT AGREEMENT

      THIS AGREEMENT is made as of April ___, 1999 between HARRIS BLACK INTERNATIONAL, LTD., a Delaware corporation with offices at 135 Corporate Woods, Rochester, New York 14623 ("HBI") and MARKET FACTS, INC., a Delaware corporation with offices at 3040 West Salt Creek Lane, Arlington Heights, Illinois 60005 ("MFI").

      The parties agree as follows:

                             ARTICLE 1 -DEFINITIONS

      1.1 Definitions. The following capitalized terms shall have the following meanings:

      "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise.

      "Common Shares" shall mean the common stock, $0.01 par value per share, of HBI.

      "Holder" shall have the meaning given in Section 5.4 of this Agreement.

      "Offered Shares" shall have the meaning given in Section 5.4 of this Agreement.

      "Person" shall mean any individual, corporation, company, partnership, limited liability company, joint venture, trust, or other entity of any kind or nature.

      "Preferred Stock" shall mean the preferred stock, $0.01 per share, of HBI.

      "Public Offering" means the sale of an underwritten public offering registered under the Securities Act of Common Shares.

      "Restricted Securities" means (i) the Shares, and (ii) any securities issued with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (c) otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 5.5 hereof have been delivered by HBI in accordance with Section 5.2.


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      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as in effect on the date hereof and as hereafter amended.

      "Shares" shall have the meaning given in Section 2.1 of this Agreement.

      "Strategic Agreement" shall mean the Strategic Alliance Agreement dated on even date herewith between HBI and MFI, together with all extensions, modifications, and replacements thereto.

      "Transfer" shall have the meaning given in Section 5.3 of this Agreement.

      "Transfer Notice" shall have the meaning given in Section 5.4 of this Agreement.

                         ARTICLE 2 - PURCHASE OF SHARES

      2.1 Share Purchase. On the date of this Agreement, HBI shall sell to MFI, and MFI shall purchase, 38,611 Common Shares, being four (4%) of the Common Shares on a fully diluted basis after the purchase (the "Shares"). The aggregate purchase price for the Shares shall be Four Million One Hundred Twenty-Three Thousand Dollars ($4,123,000). On the date of this Agreement MFI shall pay such purchase price by wire transfer or in other immediately available funds to HBI, and HBI shall deliver certificates evidencing the Shares to MFI.

                       ARTICLE 3 - REPRESENTATIONS OF MFI

      As a material inducement to HBI to enter into this Agreement and sell the Shares hereunder, MFI represents and warrants to HBI as follows:

      3.1 Organization, Corporate Power. MFI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. MFI possesses all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

      3.2 Authorization. The execution and delivery of this Agreement, and performance of the transactions contemplated hereby, by MFI has been duly authorized by MFI. This Agreement constitutes a valid and binding obligation of MFI, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, reorganization, or other laws or judicial decisions or principles of equity relating to or affecting the enforcement of creditor's rights generally. The execution and delivery by MFI of this Agreement, and the compliance with its terms by MFI, do not (a) conflict with or result in a violation of, (b) constitute a default under, or (c) require any authorization, consent, approval, exemption, or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, (i) the certificate of incorporation or


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bylaws of MFI, (ii) any law, statute, rule, or regulation to which MFI is subject, or (iii) any material agreement, instrument, order, judgment, or decree to which MFI is subject.

      3.3 Disclosure. The Shares are being acquired for the MFI's own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act or the securities laws of any other state applicable to MFI. MFI understands that the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4 (2) thereof, which exemption depends upon, among other things, the bona fide nature of MFI's investment intent expressed herein, that HBI has no present intention of registering the Shares, and that the Shares must be held by MFI indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

      3.4 Access to Information. During the negotiation of the transactions contemplated by this Agreement, MFI and its representatives have been afforded full and free access to corporate books, documents, and other information concerning HBI and to its offices and facilities, have been afforded an opportunity to ask such questions of HBI and its officers, employees, agents, accountants, and representatives concerning HBI's business, operations, financial condition, assets, liabilities, and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

      3.5 Due Diligence. MFI and its representatives have been solely responsible for MFI's own "due diligence" investigation of HBI and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, MFI has acted solely in its own interest, and neither MFI (nor any of MFI's agents or employees) has acted as an agent of HBI. MFI has such knowledge and experience in financial and business matters that MFI is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the terms of this Agreement and of protecting MFI's interests in connection therewith. Nothing in this Section 3.5, however, shall affect HBI's obligations to MFI under the representations and warranties contained in Article 4 hereof.

      3.6 Economic Risk. MFI is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Agreement, including a complete loss of MFI's investment in the Shares.

                       ARTICLE 4 - REPRESENTATIONS OF HBI

      As a material inducement to MFI to enter into this Agreement and purchase the Shares hereunder, HBI represents and warrants to MFI as follows:


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      4.1 Organization, Corporate Power. HBI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. HBI possesses all requisite corporate power and authority to carry out its business as now conducted and to carry out the transactions contemplated by this Agreement. The copies of HBI's charter documents and bylaws which have been previously furnished to MFI reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

      4.2 Authorization. The execution and delivery of this Agreement, and performance of the transactions contemplated hereby, by HBI has been duly authorized by HBI. This Agreement constitutes a valid and binding obligation of HBI, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, reorganization, or other laws or judicial decisions or principles of equity relating to or affecting the enforcement of creditor's rights generally. The execution and delivery by HBI of this Agreement, and the compliance with its terms by HBI, do not (a) conflict with or result in a violation of, (b) constitute a default under, or (c) require any authorization, consent, approval, exemption, or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, (i) the certificate of incorporation or bylaws of HBI, (ii) any law, statute, rule, or regulation to which HBI is subject, or (iii) any material agreement, instrument, order, judgment, or decree to which HBI is subject.

      4.3 Capital Stock and Related Matters. As of the date of this Agreement and immediately thereafter, the authorized capital stock of HBI shall consist of
(a) 147,000 shares of Preferred Stock, all of which is issued and outstanding, and (b) 1,000,000 shares of Common Stock, 339,738 of which shall be issued and outstanding (before giving effect to the purchase of the Shares), 416,903 of which shall be reserved for issuance upon conversion of the Preferred Stock, 140,520 of which shall be reserved for issuance upon exercise of outstanding options and warrants, and 29,500 of which shall be reserved for future options to be issued. Except as aforesaid, as of the date of this Agreement, HBI shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. As of the date of this Agreement, all of the outstanding shares of HBI's capital stock shall be validly issued, fully paid, and nonassessable. There are no statutory or contractual stockholder's preemptive rights or rights of first refusal, in either case granted by HBI, with respect to issuance of the Shares which have not been effectively waived in writing. HBI has not violated any applicable federal or state securities laws in connection with the offer, sale, or issuance of the Shares, and assuming the accuracy of the representations and warranties of MFI set forth in Article 3 hereof, the offer, sale, and issuance of the Shares hereunder do not require registration under the Securities Act or any applicable state securities laws.

      4.4 Financial Statements. HBI has delivered to MFI true and correct copies of the following financial statements: (i) the audited consolidated balance sheet of HBI and its subsidiaries as of June 30, 1998, and the related statements of income and cash flows for the twelve-month period then ended, and
(ii) the unaudited consolidated balance sheet of HBI and its subsidiaries as of


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February 28, 1999 and the related statement of income for the eight (8) month period then ended (the "Interim Statements").

      Each of such financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of HBI, and presents fairly the consolidated financial condition, results or operations, and cash flows of HBI and its subsidiaries in accordance with generally accepted accounting principles (except that the Interim Statements are subject to year end adjustments and addition of footnotes), applied on a consistent basis as of the dates and for the periods set forth therein.

      4.5 Validity of Shares. The Shares issued to MFI pursuant to Section 2.1 of this Agreement, when issued in accordance with this Agreement, shall be validly issued, fully paid, and nonassessable.

                      ARTICLE 5 - RESTRICTIONS ON TRANSFERS

      5.1 Restricted Securities. The Restricted Securities are transferable only pursuant to (a) a Public Offering, (b) Rule 144 or Rule 144A of the SEC (or any similar rule or rules then in force) if any such rule is available, or (c) subject to the conditions specified in Section 5.2 below, any other legally available means of transfer.

      5.2 Opinion Delivery. In connection with the transfer of any of the Restricted Securities (other than a transfer described in Section 5.1(a) or (b) above), MFI shall deliver written notice to HBI describing in reasonable detail the transfer or proposed transfer, together with an opinion of legal counsel which (to HBI's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of the Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to HBI an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, HBI shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in
Section 5.5. If HBI is not required to deliver new certificates for such Restricted Securities not bearing such legend, MFI, or if applicable a subsequent transferee thereof, shall not transfer the same until the prospective transferee has confirmed to HBI in writing its agreement to be bound by the conditions contained in this Article 5.

      5.3 Restrictions on Transfer. MFI shall not sell, transfer, assign, pledge, or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) the Shares or any interest therein to any Person (a "Transfer"):

            (a) for a period of three (3) years after the date of this Agreement, or, if earlier, for a period ending on the date of termination of the Strategic Alliance Agreement by MFI due to a breach thereof by HBI or the date of termination of the Strategic Alliance Agreement by mutual agreement of the parties,


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            (b) after a period of three (3) years, except in compliance with
      Section 5.4 of this Agreement, and

            (c) at any time to any Person who is a direct competitor of HBI and/or its Affiliates anywhere in the world.

Notwithstanding the foregoing, MFI may make a Transfer at any time:

            (d) to any Person who is an Affiliate of MFI,

            (e) as part of a sale of shares to the public pursuant to an offering registered under the Securities Act, or

            (f) to any Person who is simultaneously purchasing substantially all of the Common Shares.

      5.4 Right of First Offer. If MFI proposes to Transfer all or part of the Shares pursuant to Section 5.3(b) of this Agreement, MFI shall deliver a written notice ("Transfer Notice") to HBI. HBI promptly shall provide a copy of such notice to any holder of at least ten percent (10)%) of the outstanding shares of HBI on a fully diluted basis ("Holder"). The Transfer Notice shall describe the number of Shares proposed to be transferred (the "Offered Shares") and the proposed price per share. HBI first, or if HBI fails to do so the Holders, may elect to purchase all, but not less than all, of the Offered Shares at the price described in the Transfer Notice. If HBI elects to purchase all of the Offered Shares, HBI shall give MFI and the Holders written notice of such election no later than twenty-one (21) days after delivery of the Transfer Notice. If HBI has not given such an election notice, any Holder may give MFI written notice of its election to do so no later than thirty-five (35) days after delivery of the Transfer Notice to HBI. If more than one Holder has given such an election notice, the electing Holders' rights to purchase shall be proportionate with their respective ownership of HBI Common Shares on a fully diluted basis. If an election to purchase all of the Offered Shares has been made, the Offered Shares shall be transferred to HBI (or, if applicable, the Holder) at the price stated in the Transfer Notice no later than fourteen (14) days after notice of the election to purchase has been given. If neither HBI nor any Holder collectively has elected to purchase all of the Offered Shares, MFI may conclude a Transfer at the price per share stated in the Transfer Notice, or at a higher price per share, at any time within a one hundred twenty (120) day period after expiration of such election periods provided that the transferee has agreed in writing to be bound by the terms of this Article 5 as if it was an original signatory to this Agreement.

      5.5 Legend.

      (a) Each certificate or instrument representing the Shares shall be imprinted with a legend in substantially the following form:


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            "The securities represented hereby have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Investment Agreement, dated as of April ___, 1999, as amended and modified from time to time, between the issuer (the "Company") and Market Facts, Inc., as amended and modified from time to time. A copy of such Agreement will be furnished by the Company to the holder hereof upon written request and without charge."

            (b) Upon the later of (i) the termination of this Agreement pursuant to Section 7.1 hereof, and (ii) such time as the Shares are no longer Restricted Securities, at MFI's request, HBI shall remove the legend set forth in Section 5.5(a) above from the certificates for the Shares.

      5.6 Lock-Up Agreement. In connection with an initial Public Offering of Common Shares, at the request of the underwriters for such offering, MFI agrees to enter into an agreement in customary form not to effect any sale or other transfer of any of the Shares then owned by it for a period of up to ninety (90) days after the date of the prospectus relating to such initial Public Offering.

                        ARTICLE 6 -FINANCIAL INFORMATION

      6.1 Delivery of Financial Information. HBI shall make such financial and other information, as it makes available to the holders of all of its common shares, available to MFI. In addition, HBI shall provide MFI with copies of its annual audited consolidated financial statements within ninety (90) days after the end of its fiscal year and its unaudited quarterly financial statements within forty-five (45) days after the end of each calendar quarter.

      6.2 Confidentiality. Except as otherwise required by law, or provided that HBI is given prior notice, as required by judicial order or decree or by any governmental agency or authority, MFI and its Affiliates shall maintain the confidentiality of the financial statements and other information provided to it pursuant to Section 6.1 above, provided that MFI may disclose such information in connection with a sale or transfer of the Shares if such Person agrees to maintain the confidentiality of such financial statements and other information as provided in this Section 6.2.

                             ARTICLE 7 - TERMINATION

      7.1 Termination. This Agreement, including, without limitation, the provisions of Sections 5.3, 5.4, and Article 6 hereof, shall terminate as of the consummation of a Public Offering of Common Shares, provided that any such termination shall not affect the rights of the parties with respect to the period prior to termination of this Agreement. Notwithstanding the above, the provisions of Sections 5.1, 5.2, and 5.5 shall survive the termination of this Agreement in accordance with their terms.


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                            ARTICLE 8 - MISCELLANEOUS

      8.1 Successor/Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors, legal representatives, and assigns of the parties, provided, however, that this Section 8.1 is not intended to supersede any restrictions on transfer of any interest expressly provided elsewhere in this Agreement.

      8.2. Governing Law. This Agreement shall be construed according to, and governed by, the internal laws of the State of New York without reference to principles of conflicts of laws.

      8.3 Arbitration.

      (a) The parties agree to this Section 8.3 as the exclusive manner and means for resolution of all disputes of any kind or nature between them related to this Agreement and/or the transactions contemplated hereby.

      (b) Any dispute shall be settled by final and binding arbitration by a panel of three arbitrators sitting in Rochester, New York, in accordance with the rules of the American Arbitration Association. The arbitrators shall promptly obtain such information regarding the matter as they deem necessary and shall decide the matter and render a written decision which shall be delivered to the parties. Each party shall pay the party's own fees and expenses in connection with any arbitration proceedings, except that the parties shall equally bear the fees and out-of-pocket expenses of the arbitrators. Any decision shall be a final and non-appealable determination of the matter, shall be binding upon each of the parties, and shall be enforceable by the courts of the State of New York (Seventh Judicial District) and the courts of the United States (Western District of New York).

      8.4 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior communications and agreements related to the subject matter hereof. Any modification, supplement, or amendment to this Agreement must be in writing signed by both of the parties.

      8.5 Notices. Any notice or demand upon any party hereto shall be deemed to have been sufficiently given or served for all purposes hereof when delivered in person or by nationally recognized overnight courier with receipt requested, or three business days after it is mailed certified mail postage prepaid, return receipt requested, addressed to the address shown in the preamble to this Agreement or to such other address as may be designated by any party by notice given to the other in the manner described in this Section 8.5.

      8.6 Severability/Construction. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated. The parties


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agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision. The parties agree that this Agreement has been prepared in cooperation, and that it shall not be construed as against any particular party as drafter.

      8.7 Expenses. Except as otherwise expressly provided herein, both parties shall be responsible for their own costs and expenses in connection herewith.

      8.8 No Brokers. Each party represents and warrants to the other that it has not involved any brokers or finders in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify the other for any breach of this Section 8.8 by it.

      8.9 Waiver. The waiver by either party of a breach of any provision of the Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

      8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be taken together and deemed to be one instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

HARRIS BLACK INTERNATIONAL, LTD.


By:   /s/ Gordon S. Black
      -----------------------------
      Gordon S. Black
      Chief Executive Officer


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MARKET FACTS, INC.


By:   /s/ Sanford M. Schwartz
      -----------------------------
      Sanford M. Schwartz
      Executive Vice President

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                         INVESTMENT AGREEMENT ADDENDUM

      THIS INVESTMENT AGREEMENT ADDENDUM is made as of September 10, 1999 between HARRIS INTERACTIVE, INC. (formerly known as Harris Black International, Ltd., a Delaware corporation with offices at 135 Corporate Woods, Rochester, New York 14623 ("HI") and MARKET FACTS, INC., a Delaware corporation with offices at 3040 West Salt Creek Lane, rlington Heights, Illinois 60005 ("MFI").

      WHEREAS, HI and MFI are parties to an Investment Agreement dated April 23, 1999 (the Agreement"), and

      WHEREAS, HI has discovered an error in the representations as to capitalization made in Section 4.3 of the Agreement, which resulted in MFI receiving 424 fewer common shares than it should have received under the Agreement, and

      WHEREAS, the parties desire to correct the error and cause MFI to receive the full benefit of its original bargain,

      NOW THEREFORE, the parties agree as follows:

      1. The first sentence of Section 4.3 of the Agreement should have read, and is deemed revised to read, as follows:

            As of the date of this Agreement and immediately thereafter, the authorized capital stock of HBI shall consist of (a) 147,000 shares of Preferred Stock, all of which is issued and outstanding, and (b) 1,000,000 shares of Common Stock, 345,738 of which shall be issued and outstanding (before giving effect to the purchase of the Shares), 421,083 of which shall be reserved for issuance upon conversion of the Preferred Stock, 140,520 of which shall be reserved for issuance upon exercise of outstanding options and warrants, and 29,500 of which shall be reserved for future options to be issued.

      2. The first sentence of Section 2.1 of the Agreement should have provided for MFI to eceive 424 additional common shares (the "Additional Shares") as part of its purchase, and is deemed revised to read, as follows:

            On the date of this Agreement, HBI shall sell to MFI, and MFI shall purchase, 39,035 Common Shares, being four (4%) of the Common Shares on a fully diluted basis after the purchase (the "Shares").


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      3. All representations, warranties, restrictions, and other terms and conditions of the Agreement remain in full force and effect and shall apply to the Additional Shares in the same manner as they apply to the Shares referenced in the Agreement.

      4. Promptly after the execution of this Agreement, HI shall issue the Additional Shares to MFI effective as of April 23, 1999 and deliver a certificate for such shares to MFI.

      5. This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be taken together and deemed to be one instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

HARRIS INTERACTIVE, INC.


By: /s/ Gordon S. Black
    -----------------------------

Title: Chief Executive Officer


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MARKET FACTS, INC.


By: /s/ Sanford M. Schwartz
    -----------------------------

Title: Executive Vice President


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